Exhibit 99.1
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com

FLOW INTERNATIONAL ANNOUNCES FISCAL 2014 FIRST QUARTER RESULTS

Kent, WA - September 9, 2013 - Flow International Corporation (NASDAQ: FLOW), the world's leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2014 first quarter ended July 31, 2013.

Flow reported revenues of $59.0 million for the quarter, compared to year-ago first quarter revenues of $66.2 million. The Company reported a net loss for the quarter of $0.8 million or $0.02 per share, compared to net income of $2.2 million or $0.05 per share in the year-ago quarter. The Company's first quarter net loss includes non-recurring charges of $1.6 million consisting of expenses related to cost saving initiatives, primarily severance, the evaluation of strategic alternatives and the finalization of the investigations within our Brazilian operations. Additionally, an unrealized foreign currency exchange loss of $1.3 million was recorded in the first quarter, negatively impacting overall results as compared to an unrealized gain of $0.1 million in the year-ago quarter.

Adjusted EBITDA for the quarter was $3.0 million or 5.2% of sales, compared to $6.4 million or 9.6% of sales for the year-ago quarter. A reconciliation of Adjusted EBITDA to Net Income is provided in the accompanying financial tables.

“We saw our order patterns and revenue stabilize in Q1, following the macro-economic driven pull back in Q4” said Charley Brown, President and CEO. “We are also encouraged by early evidence of growth beyond those stable levels. The $13 million of cost reductions we announced in June are ahead of schedule, giving us confidence in our ability to achieve all of these savings, which represent more than 100% of last year's Operating Income.”

Operations Review for the Fiscal 2014 First Quarter

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Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $50.7 million for the quarter, down $11.3 million from $62.0 million in the year-ago quarter.

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Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features, were $8.3 million for the quarter, compared to $4.2 million in the year-ago quarter. Backlog for the Advanced segment was $22.7 million as of July 31, 2013 and will be realized over the next four to six quarters.

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Aggregate gross profits at $21.6 million remain relatively stable on a percentage basis at 36.6% of sales for the quarter, compared to $24.8 million or 37.4% of sales in the year-ago quarter, variation based on product mix.

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Total operating expenses for the quarter were $20.7 million, compared to $20.6 million a year ago. Operating expenses in the quarter included $1.6 million in non-recurring charges compared to none in the year-ago quarter.

Conference Call
Flow plans to hold a conference call to discuss these results: Monday, September 9, 2013 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-877-941-1427 or 1-480-629-9664. A 7-day replay will be available following the call by dialing 1-800-406-7325 or 1-303-590-3030. The conference call passcode is 4637943. A live audio Webcast of the conference call may be found in the investor section at www.flowwaterjet.com. A Webcast replay of the call will also be available for 90 days.

About Flow International
Flow International Corporation is a global technology-based manufacturing company committed to providing a world class customer experience. The Company offers technological leadership and exceptional waterjet performance to a wide-ranging customer base, benefiting many cutting and surface preparation applications, delivering profitable waterjet solutions and dynamic business growth opportunities to our customers. For more information, visit www.flowwaterjet.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company's filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding early evidence of growth, and our expected achievement of cost reduction targets. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

U.S. Dollars in thousands, except per share data
	Three Months Ended July 31,
	2013	2012	% Change

Sales	$59,004	$66,235	(10.9)%

Cost of Sales	37,395	41,442	(9.8)%

Gross Margin	21,609	24,793	(12.8)%

Operating Expenses:
Sales and Marketing	10,794	12,479	(14)%
Research and Engineering	2,946	2,211	33%
General and Administrative	5,331	5,869	(9)%
Other Operating Charges	1,603	—
Operating Expenses	20,674	20,559	1%

Operating Income (Loss)	935	4,234	(78)%

Interest Expense, net	(368)	(285)	29%
Other Expense, net	(1,523)	(265)	NM

Income (Loss) Before Taxes	(956)	3,684	NM
(Provision) Benefit for Income Taxes	121	(1,477)	NM

Income (Loss) from Continuing Operations	(835)	2,207	NM

Income (Loss) from Discontinued Operations, net of Income Tax	(10)	14	NM

Net Income (Loss)	$(845)	$2,221	NM

Basic and Diluted Income (Loss) Per Share:
Income (Loss) from Continuing Operations	$(0.02)	$0.05
Discontinued Operations	—	—
Net Income (Loss)	$(0.02)	$0.05

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income (Loss) Per Share (000):
Basic	48,528	48,039
Diluted	48,528	48,039

NM = not meaningful

Flow International Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

U.S. Dollars in thousands
	July 31,	April 30,
	2013	2013	% Change
ASSETS
Current Assets:
Cash and Cash Equivalents	$13,440	$15,465	(13)%
Receivables, net	46,542	42,741	9%
Inventories, net	41,795	41,059	2%
Other Current Assets	16,459	17,194	(4)%
Total Current Assets	118,236	116,459
Property and Equipment, net	17,373	17,894	(3)%
Other Long-Term Assets	27,723	27,740	—%
Total Assets	$163,332	$162,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Subordinated Notes	$10,820	$10,559	2%
Accounts Payable and Other Accrued Liabilities	30,718	28,379	8%
Other Current Liabilities	18,179	18,326	(1)%
Total Current Liabilities	59,717	57,264
Other Long-Term Liabilities	8,133	8,095	—%
Total Liabilities	67,850	65,359

Shareholders’ Equity	95,482	96,734	(1)%
Total Liabilities and Shareholders' Equity	$163,332	$162,093

NM = not meaningful

Flow International Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended July 31,
	2013	2012	% Change
Cash Flows from Operating Activities:
Net Income	$(845)	$2,221	NM
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,592	1,426	12%
Deferred Income Taxes	(48)	1,454	NM
Provision for Slow Moving and Obsolete Inventory	160	35	NM
Bad Debt Expense	53	113	(53)%
Incentive Compensation Expense	550	672	(18)%
Warranty Expense	1,462	1,711	(15)%
Other	1,612	157	NM
Changes in Operating Assets and Liabilities:
Receivables	(4,790)	(1,699)	NM
Inventories	(1,863)	(1,283)	45%
Other Operating Assets	622	(1,138)	NM
Accounts Payable	22	29	(24)%
Other Operating Liabilities	940	(5,775)	NM
Net Cash Provided by Operations	(533)	(2,077)	(74)%
Cash Flows from Investing Activities:
Expenditures for Property, Equipment and Intangible Assets	(1,526)	(1,450)	5%
Other Investing Activities	—	970	NM
Net Cash Used in Investing Activities	(1,526)	(480)	NM
Cash Flows from Financing Activities:
Borrowings Under Credit Facility	7,400	14,940	(50)%
Repayments Under Credit Facility	(7,400)	(14,940)	(50)%
Other Net Borrowings	(7)	—	NM
Net Cash Provided by (Used in) Financing Activities	(7)	—	NM
Effect of Changes in Exchange Rates	41	214	NM
Net Change in Cash and Cash Equivalents	(2,025)	(2,343)
Cash and Cash Equivalents, Beginning of the Year	15,465	12,942	19%
Cash and Cash Equivalents, End of the Year	$13,440	$10,599	27%

Supplemental Disclosures of Cash Flow Information
Cash Paid during the year for:
Interest	$57	$80	(29)%
Taxes	$564	$1,408	(60)%

NM = not meaningful

Flow International Corporation
Supplemental Data
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended July 31,
	2013	2012	% Change

Consolidated Sales by Category:
Standard System Sales	$29,372	$39,962	(27)%
Advanced System Sales	8,299	4,154	100%
Consumable Parts Sales	21,333	22,119	(4)%
Total	$59,004	$66,235	(11)%

Segment Revenue:
Standard	$50,705	$62,017	(18)%
Advanced	8,299	4,218	97%
	$59,004	$66,235	(11)%

Depreciation and Amortization Expense	$1,592	$1,426	12%

Capital Spending	$1,526	$1,450	5%

Flow International Corporation
Reconciliation of Adjusted EBITDA to Net Income
(Unaudited)

U.S. Dollars in thousands
	Three Months Ended July 31,
	2013	2012	% Change

Net Income (Loss)	$(845)	$2,221	NM
Add Back:
Depreciation and Amortization	1,592	1,426	12%
Income Tax Provision (Benefit)	(121)	1,477	NM
Interest Charges	384	340	13%
Non-Cash Charges (i)	2,036	927	NM

Adjusted EBITDA	$3,046	$6,391	(52)%

(i) Allowable Add Backs Pursuant to Credit Facility Agreement

     The Company defines Adjusted EBITDA as net income, determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, interest expense, and other non-cash charges, which includes such items as stock-based compensation expense, foreign currency gains or losses, and other non-cash allowable add backs pursuant to the Company's Facility Agreement.

     Adjusted EBITDA is a non-GAAP financial measure and the presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial measure are significant components of the Company's financial statements and must be considered in performing a comprehensive analysis of the overall financial results. The Company uses this measure, together with GAAP financial metrics, to assess its financial performance, allocate resources, evaluate the overall progress towards meeting its long-term financial objectives, and assess compliance with its debt covenants. The Company believes that this non-GAAP financial measure is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used in the Company's financial and operational decision making. The Company's calculation of Adjusted EBITDA may not be consistent with calculations of similar measures used by other companies.